UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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TICC CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

TPG Specialty Lending, Inc.

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TPG Specialty Lending, Inc., together with the other participants named herein (collectively, “TSLX”), has filed a definitive proxy statement and an accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes from the stockholders of TICC Capital Corp. (“TICC”) to: (a) elect TSLX’s director nominee at TICC’s 2016 annual meeting of stockholders and (b) approve a proposal to terminate the Investment Advisory Agreement, dated as of July 1, 2011, by and between TICC and TICC Management, LLC, as contemplated by Section 15(a) of the Investment Company Act of 1940, as amended.

On August 8, 2016, representatives of TSLX gave a presentation to representatives of Institutional Shareholder Services Inc. regarding TICC (the “ISS Presentation”). Slides for the ISS Presentation are attached hereto.

On August 8, 2016, TPG Specialty Lending, Inc. also issued the following press release:

TPG Specialty Lending, Inc. Issues Presentation Detailing Why TICC Capital Corp. Stockholders Should Vote FOR its Proposal to Terminate Existing External Adviser and FOR the Election of T. Kelley Millet to TICC’s Board of Directors at Upcoming Annual Meeting

Highlights Need for Change at TICC Due to a Decade of Underperformance and Questionable Governance Practices by TICC’s Board

Outlines How TICC’s History of Inaction Shows a Clear Inability by TICC’s Board to Act Independently for the Benefit of Stockholders

Demonstrates that TICC Stockholders Could Benefit From Opportunity to Achieve Improved Returns with New External Adviser

Urges TICC Stockholders to Vote the GOLD Proxy Card to Terminate TICC’s External Adviser’s Contract and Elect T. Kelley Millet to the TICC Board

NEW YORK — (BUSINESS WIRE)— TPG Specialty Lending, Inc. (“TSLX”; NYSE: TSLX), a specialty finance company focused on lending to middle-market companies, today issued a presentation titled, “Eliminate the TICC Discount: TPG Specialty Lending Review of Need for Change at TICC.” The presentation outlines why stockholders of TICC Capital Corp. (“TICC”; NASDAQ: TICC) should vote the GOLD proxy card to terminate TICC’s external adviser’s advisory contract and to elect T. Kelley Millet to the TICC Board at the upcoming annual meeting of stockholders on September 2, 2016.

The presentation can be found at http://www.changeticcnow.com/content/uploads/2016/08/Eliminate-the-TICC-Discount.pdf.

The presentation highlights the significant concerns expressed by independent analysts and fellow TICC stockholders regarding TICC’s abysmal performance and self-serving governance practices, and describes the clear benefits that a best-in-class adviser and an experienced, independent director would deliver to stockholders. A vote on the GOLD card FOR TSLX’s proposal and FOR the election of T. Kelley Millet provides a path to value creation for stockholders by:

•	Presenting the opportunity for change that the existing external adviser and Board have proven incapable of providing;

•	Removing an adviser that has delivered abysmal returns since TICC’s 2003 IPO;

•	Offering an opportunity to install a credible and reputable external adviser and protect stockholder value; and

•	Replacing an entrenched and biased Board member with a truly independent and highly-qualified director, T. Kelley Millet.

Joshua Easterly, Chairman and Co-Chief Executive Officer of TSLX, commented: “This Board cannot be trusted to independently implement changes that benefit all stockholders. TICC’s stockholders have suffered long enough from more than a decade of failed performance on the part of its external adviser and self-interested actions by its Board. We are confident that TICC’s stockholders will vote GOLD to terminate the external adviser and to elect our highly qualified, independent nominee, T. Kelley Millet, to the TICC Board to provide the opportunity for improved returns and real change and to set TICC on the path toward value creation.”

TSLX’s proxy materials are also available through the SEC’s website and at www.changeTICCnow.com.

About TPG Specialty Lending

TPG Specialty Lending, Inc. (“TSLX” or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $16 billion of assets under management as of March 31, 2016, and the broader TPG platform, a global private investment firm with over $74 billion of assets under management as of March 31, 2016. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Information set forth herein may contain forward-looking statements, including, but not limited to, statements with regard to the expected future financial position, results of operations, cash flows, dividends, portfolio, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management of TICC Capital Corp. (“TICC”), statements with regard to the expected future financial position, results of operations, cash flows, dividends, portfolio, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management of TPG Specialty Lending, Inc. (“TSLX”), and statements with regard to TSLX’s proposed business combination transaction with TICC (including any financing required in connection with a possible transaction and the benefits, results, effects and timing of a possible transaction). Statements set forth herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of TSLX, TICC and/or the combined businesses of TSLX and TICC, including, but not limited to, statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside” and other similar expressions, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of TSLX based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TSLX’s expectations as a result of a variety of factors including, without limitation, those discussed below. Such forward-looking statements are based upon TSLX’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TSLX is unable to predict or control, that may cause TSLX’s plans with respect to TICC or the actual results or performance of TICC, TSLX or TICC and TSLX on a combined basis to differ materially from any plans, future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in TSLX’s filings with the Securities and Exchange Commission (“SEC”).

Risks and uncertainties related to a possible transaction include, among others, uncertainty as to whether TSLX will further pursue, enter into or consummate a transaction on the terms set forth in its proposal or on other terms, uncertainty as to whether TICC’s board of directors will engage in good faith, substantive discussions or negotiations with TSLX concerning its proposal or any other possible transaction, potential adverse reactions or changes to business relationships resulting from the announcement or completion of a transaction, uncertainties as to the timing of a transaction, adverse effects on TSLX’s stock price resulting from the announcement or consummation of a transaction or any failure to complete a transaction, competitive responses to the announcement or consummation of a transaction, the risk that regulatory or other approvals and any financing required in connection with the consummation of a transaction are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to a potential integration of TICC’s businesses and operations with TSLX’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from a transaction, unexpected costs, liabilities, charges or expenses resulting from a transaction, litigation relating to a transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions.

In addition to these factors, other factors that may affect TSLX’s plans, results or stock price are set forth in TSLX’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond TSLX’s control. TSLX cautions investors that any forward-looking statements made by TSLX are not guarantees of future performance. TSLX disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Third Party-Sourced Statements and Information

Certain statements and information included herein have been sourced from third parties. TSLX does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein. All information in this communication regarding TICC, including its businesses, operations and financial results, was obtained from public sources. While TSLX has no knowledge that any such information is inaccurate or incomplete, TSLX has not verified any of that information. TSLX reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. TSLX disclaims any obligation to update the data, information or opinions contained herein.

Proxy Solicitation Information

In connection with TSLX’s solicitation of proxies for the 2016 annual meeting of TICC stockholders in favor of (a) the election of TSLX’s nominee to serve as a director of TICC and (b) TSLX’s proposal to terminate the Investment Advisory Agreement, dated as of July 1, 2011, by and between TICC and TICC Management, LLC, as contemplated by Section 15(a) of the Investment Company Act of 1940, as amended, TSLX filed an amended definitive proxy statement in connection therewith on Schedule 14A with the SEC on July 14, 2016 (the “TSLX Proxy Statement”). TSLX has mailed the TSLX Proxy Statement and accompanying GOLD proxy card to stockholders of TICC. This communication is not a substitute for the TSLX Proxy Statement.

TSLX STRONGLY ADVISES ALL STOCKHOLDERS OF TICC TO READ THE TSLX PROXY STATEMENT AND THE OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH TSLX PROXY MATERIALS ARE AND WILL BECOME AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV AND ON TSLX’S WEBSITE AT HTTP://WWW.TPGSPECIALTYLENDING.COM. IN ADDITION, TSLX WILL PROVIDE COPIES OF THE TSLX PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TSLX’S PROXY SOLICITOR AT TPG@MACKENZIEPARTNERS.COM.

The participants in the solicitation are TSLX and T. Kelley Millet, and certain of TSLX’s directors and executive officers may also be deemed to be participants in the solicitation. As of the date hereof, TSLX beneficially owned 1,633,719 shares of common stock of TICC. As of the date hereof, Mr. Millet did not directly or indirectly beneficially own any shares of common stock of TICC.

Security holders may obtain information regarding the names, affiliations and interests of TSLX’s directors and executive officers in TSLX’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 24, 2016, its proxy statement for the 2016 annual meeting of TSLX stockholders, which was filed with the SEC on April 8, 2016, and certain of its Current Reports on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the TSLX Proxy Statement and other relevant materials to be filed with the SEC (if and when available). This document shall not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts:

Investors

Lucy Lu

212-601-4753

llu@tpg.com

or

Charlie Koons

MacKenzie Partners, Inc.

800-322-2885

tpg@mackenziepartners.com

or

Media

Luke Barrett

212-601-4752

lbarrett@tpg.com

or

Tom Johnson or Dan Scorpio

Abernathy MacGregor

212-371-5999

tbj@abmac.com / dps@abmac.com

August 2016 TPG Specialty Lending Review of Need for Change at TICC

Company Information | Forward-Looking Statements About TPG Specialty Lending TPG Specialty Lending, Inc. (“TSLX” or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $16 billion of assets under management as of March 31, 2016, and the broader TPG platform, a global private investment firm with over $74 billion of assets under management as of March 31, 2016. For more information, visit the Company’s website at www.tpgspecialtylending.com. Forward-Looking Statements Information set forth herein may contain forward-looking statements, including, but not limited to, statements with regard to the expected future financial position, results of operations, cash flows, dividends, portfolio, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management of TICC Capital Corp. (“TICC”), statements with regard to the expected future financial position, results of operations, cash flows, dividends, portfolio, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management of TPG Specialty Lending, Inc. (“TSLX”), and statements with regard to TSLX’s proposed business combination transaction with TICC (including any financing required in connection with a possible transaction and the benefits, results, effects and timing of a possible transaction). Statements set forth herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of TSLX, TICC and/or the combined businesses of TSLX and TICC, including, but not limited to, statements containing words such as anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside” and other similar expressions, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of TSLX based upon currently available information.  Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TSLX’s expectations as a result of a variety of factors including, without limitation, those discussed below. Such forward-looking statements are based upon TSLX’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TSLX is unable to predict or control, that may cause TSLX’s plans with respect to TICC or the actual results or performance of TICC, TSLX or TICC and TSLX on a combined basis to differ materially from any plans, future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in TSLX’s filings with the Securities and Exchange Commission (“SEC”).

Forward-Looking Statements (cont.) | Third Party-Sourced Statements and Information Risks and uncertainties related to a possible transaction include, among others, uncertainty as to whether TSLX will further pursue, enter into or consummate a transaction on the terms set forth in its proposal or on other terms, uncertainty as to whether TICC’s board of directors will engage in good faith, substantive discussions or negotiations with TSLX concerning its proposal or any other possible transaction, potential adverse reactions or   changes to business relationships resulting from the announcement or completion of a transaction, uncertainties as to the timing of a transaction, adverse effects on TSLX’s stock price resulting from the announcement or consummation of a transaction or any failure to complete a transaction, competitive responses to the announcement or consummation of a transaction, the risk that regulatory or other approvals and any financing required in connection with the consummation of a transaction are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to a potential integration of TICC’s businesses and operations with TSLX’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from a transaction, unexpected costs, liabilities, charges or expenses resulting from a transaction, litigation relating to a transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions. In addition to these factors, other factors that may affect TSLX’s plans, results or stock price are set forth in TSLX’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.   Many of these factors are beyond TSLX’s control. TSLX cautions investors that any forward-looking statements made by TSLX are not guarantees of future performance. TSLX disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments. Third Party-Sourced Statements and Information Certain statements and information included herein have been sourced from third parties. TSLX does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein. All information in this communication regarding TICC, including its businesses, operations and financial results, was obtained from public sources. While TSLX has no knowledge that any such information is inaccurate or incomplete, TSLX has not verified any of that information. TSLX reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. TSLX disclaims any obligation to update the data, information or opinions contained herein.

Proxy Solicitation Information Proxy Solicitation Information In connection with TSLX’s solicitation of proxies for the 2016 annual meeting of TICC stockholders in favor of (a) the election of TSLX’s nominee to serve as a director of TICC and (b) TSLX’s proposal to terminate the Investment Advisory Agreement, dated as of July 1, 2011, by and between TICC and TICC Management, LLC, as contemplated by Section 15(a) of the Investment Company Act of 1940, as amended, TSLX filed an amended definitive proxy statement in connection therewith on Schedule 14A with the SEC on July 14, 2016 (the “TSLX Proxy Statement”).  TSLX has mailed the TSLX Proxy Statement and accompanying GOLD proxy card to stockholders of TICC.  This communication is not a substitute for the TSLX Proxy Statement.   TSLX STRONGLY ADVISES ALL STOCKHOLDERS OF TICC TO READ THE TSLX PROXY STATEMENT AND THE OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH TSLX PROXY MATERIALS ARE AND WILL BECOME AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV AND ON TSLX’S WEBSITE AT HTTP://WWW.TPGSPECIALTYLENDING.COM. IN ADDITION, TSLX WILL PROVIDE COPIES OF THE TSLX PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TSLX’S PROXY SOLICITOR AT TPG@MACKENZIEPARTNERS.COM. The participants in the solicitation are TSLX and T. Kelley Millet, and certain of TSLX’s directors and executive officers may also be deemed to be participants in the solicitation.  As of the date hereof, TSLX beneficially owned 1,633,719 shares of common stock of TICC.  As of the date hereof, Mr. Millet did not directly or indirectly beneficially own any shares of common stock of TICC.   Security holders may obtain information regarding the names, affiliations and interests of TSLX’s directors and executive officers in TSLX’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 24, 2016, its proxy statement for the 2016 annual meeting of TSLX stockholders, which was filed with the SEC on April 8, 2016, and certain of its Current Reports on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the TSLX Proxy Statement and other relevant materials to be filed with the SEC (if and when available).   This document shall not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Table of Contents Executive Summary Vote to Terminate the Existing Adviser Vote to Elect T. Kelley Millet

I.Executive Summary

TPG Specialty Lending: About Us TPG Specialty Lending, Inc. (“TSLX”) is a specialty finance company focused on lending to middle-market companies principally located in the United States. TSLX owns approximately 3.2% of TICC Capital Corp.’s (“TICC” or the “Company”) common stock with a market value of ~$9.3mm as of August 4, 2016 TSLX is an established BDC formed in 2010 and operating as a publicly listed company since 2014 with a superior track record in delivering value to stockholders TSLX has a strong interest in protecting the industry’s reputation by ensuring TICC’s stockholders are not exposed to further under-performance as a result of mismanagement TSLX believes that the best way forward for TICC is to replace the current management team with a best-in-class advisor with a proven track record Moreover, we have nominated Mr. T. Kelley Millet to serve on the TICC Board because of his true independence from the management team and his credit industry expertise As the largest single stockholder, TPG Specialty Lending has a vested interest in the future of TICC

TICC Underperformance Demands Immediate Change The Company has drastically underperformed on most standard industry metrics TSLX believes that TICC management has consistently failed stockholders in favor of self-enrichment. Immediate change is needed. BDC Composite comprised of ACAS, AINV, ARCC, BKCC, FSC, GBDC, HTGC, MAIN, MCC, NMFC, PNNT, PSEC, SLRC, TCAP, and TCRD Total Economics defined as Economic Profit + Stockholder Value Gained / (Lost) due to change in Premium / (Discount) to Average NAV. Stockholder Value Gained / (Lost) due to change in Premium / (Discount) to Average NAV calculated as the change in premium (or discount) to NAV per share between the close of the trading day following the filing of 12/31/2011 financial statements and the close of the trading day following the release of 6/30/2016 financial statements multiplied by the average NAV between those trading days (calculated as shares outstanding on such trading day multiplied by the then-most recently reported NAV per share). See Appendix A for a reconciliation to the most recent comparable financial measures presented in accordance with GAAP. Total return has grossly underperformed U.S. Treasuries, S&P 500, the BDC Composite1, and every significant metric since its IPO in 2003 TICC has under-earned its dividend since 2014; effectively covering its dividend through capital returns TICC management’s incentives are misaligned, with collected management fees far exceeding Total Economics2 awarded to stockholders Under current management, NAV per share has declined 57% since IPO Research analysts have been critical of the fees collected by management as well as the overall performance of the Company Total return has grossly underperformed the S&P 500, the BDC Composite1, and even risk free investments including U.S. Treasuries since its IPO in 2003 TICC has under-earned its dividend since 2014; effectively “covering” its dividend through capital returns TICC management’s incentives are misaligned, with collected management fees far exceeding Total Economics2 awarded to stockholders Under current management, NAV per share has eroded 52% since IPO Research analysts have been critical of the fees collected by management as well as the overall performance of the Company

TICC’s Board has Failed to Uphold Basic Principles of Governance Stockholders have lost trust in the Board’s corporate governance as the Board has repeatedly prioritized management’s interests ahead of the interests of stockholders A federal judge found that TICC likely violated securities laws and misled stockholders during a failed transaction for the external adviser in 2015 The Board refused to meaningfully engage with any alternative proposals during this transaction. These offers would have benefitted stockholders through: Reduced management fees as a percentage of total returns A management team that historically earned higher returns The Board was uncharacteristically delayed in filing proxy materials, announcing a record date, and setting a meeting date for its annual meeting in 2016 significantly later, as compared to previous years Meanwhile, Board members personally accumulated shares in TICC that they can use to vote against the proposal to terminate the existing advisory agreement The Board approved payment of $141.4 million in management and incentive fees to its external adviser over 12+ years despite abysmal performance The actions of TICC’s Board are examples of appalling governance practices An unbiased annual review would bring immediate attention to a decade of management underperformance

TICC Continues to Mislead Stockholders

What They Will Tell You	Reality of Situation	Why TICC's Action is Unacceptable
TICC appointed an independent Chairman of the Board of Directors.	TICC's new "independent" Chairman is Steven Novak, who has served on the Board for more than 12 years and received $1.0 million in Board-related compensation.	How can he be considered "independent"? Mr. Novak led the failed transaction in 2015, which resulted in a judge finding that TICC likely violated securities laws and misled stockholders.
On August 4, 2016, TICC reported NAV per share of $6.54 through June 30, up from $5.89 through March 31.	Even with the increased NAV per share reported on August 4, TICC stock continues to trade at a 13% discount to NAV.	NAV per share has significantly decreased from $9.71 in 2Q2014 to $6.54 in 2Q2016, a reduction of 33%. One quarter's performance is not indicative of a true turnaround for stockholders after a decade of failure.
The Company has repeatedly stated its intent to implement a new investment strategy by rotating out of CLO assets into bespoke, directly originated investments.	In 2Q2016 TICC reported a 6% increase in CLO equity investments to 32% of the total investment portfolio.	Continuing to invest in CLO equity does not align with the strategy previously announced by TICC. This furthers TICC's cheap assets and fee misalignment.
On March 9, 2016, TICC announced an investment advisory fee waiver arrangement it called "best-in-class."	Even with a marginal reduction in fees, TICC's fee structure is approximately 265% higher than its comparable peer BDCs.	A simplistic focus on fees distorts the core problems at TICC of misleading headline figures. Any fees paid to the external adviser are too high given TICC's massive and consistent underperformance, and nature of underlying assets and yields.

TICC cannot continue to gloss over a decade of failed performance and concerning governance practices

Source: Public Filings

9

The Choice for Stockholders A vote for GOLD offers a path toward value creation Voting TSLX (Gold Card) Presents opportunity for change that the status quo manager and Board have proven incapable of providing Removes a manager that has delivered a decade of abysmal returns Offers an opportunity to install a credible and reputable manager and protect stockholder value Replaces an entrenched and biased Board member with a truly independent and highly qualified candidate, T. Kelley Millet ü Voting TICC (White Card) Sustains a failed manager that has underperformed and delivered total stockholder returns since IPO below many relevant benchmarks Maintains a Board that has failed to address stockholder concerns and appears singularly focused on preserving the economic interests of the existing external manager û

II.Vote to Terminate the Existing Adviser

Why Stockholders Should Vote to Terminate the Management Agreement Question: Why terminate the external adviser? Answer: TICC has failed stockholders with its significant underperformance that has delivered total stockholder returns since its IPO below almost every relevant benchmark. TICC has pursued an unsustainable dividend policy, consisting in part of investment capital, that has eroded NAV by 52% per share since its IPO. TICC has traded below NAV for four years showing a clear inability to create value and build investor confidence. Any other management team in any other industry would have been terminated given performance. And yet the TICC Board has continued to employ the existing adviser, despite the 1940 Act requiring an annual review of its performance. Clearly, TICC’s Board of Directors has failed to address stockholder concerns and appears singularly focused on preserving the economic interests of the existing external adviser. Further, TICC maintains a Board of Directors that has failed to address stockholder concerns and appears singularly focused on preserving the economic interests of the existing external adviser. Question: Who will manage TICC? Answer: At least three independent advisers have expressed interest in managing TICC’s assets. The Board has the duty every year to evaluate the performance of the external adviser and stockholders can now exercise their right to terminate a failed adviser at no cost to stockholders. Question: Is it possible TICC could end up without an external adviser, as TICC has claimed? Answer: Although the failure to approve an interim or permanent investment advisory agreement could potentially lead the Company to become internally managed (which it might not be prepared to do at this time), we believe any reasonably designed process to elect a new manager would identify a number of suitable, alternative advisers willing to advise the Company on attractive terms. Vote GOLD to remove a failed adviser and provide a path to value creation for stockholders

Poor Stewardship has Resulted in Drastic Long-Term Underperformance         TICC Relative Underperformance Total Return (%)(¹) YTD(4) 1Y 3Y Since IPO(²) Since IPO Annualized(²) YTD(4) 1Y 3Y Since IPO(²) Since IPO Annualized(²) TICC 4.7% 8.1% (9.8)% 61.5% 3.8% - - - - BDC Composite(³) 15.2 13.9 8.5 254.1 10.5 (10.5)% (5.7)% (18.3)% (192.6)% (6.6)% S&P 500 7.3 5.8 34.9 171.8 8.2 (2.5)% 2.4% (44.7)% (110.3)% (4.3)% U.S. Treasuries 5.8 5.3 12.8 70.1 4.3 (1.1)% 2.9% (22.6)% (8.7)% (0.4)% Investment Grade Debt 10.4 9.5 21.0 104.3 5.8 (5.7)% (1.4)% (30.9)% (42.8)% (1.9)% High Yield Debt 11.0 4.3 11.5 116.7 6.3 (6.3)% 3.9% (21.3)% (55.3)% (2.4)% Total return calculation includes share price appreciation and cumulative dividends paid TICC and benchmark returns indexed to November 21, 2003 BDC Composite comprised of ACAS, AINV, ARCC, BKCC, FSC, GBDC, HTGC, MAIN, MCC, NMFC, PNNT, PSEC, SLRC, TCAP, and TCRD YTD figures reflect non-annualized returns as of August 4, 2016 Note: Market data as of August 4, 2016 Source: Bloomberg, fixed income benchmark data from Markit iBoxx

TICC Total Returns Have Consistently Underperformed Since IPO


Total Returns (%)(1)
33 %
NA
(0)%
(2)%
9 %
12 %
16 %
31 %
(36)%
(16)%
(50)%
(27)%
82 %
66 %
103 %
34 %
(14)%
(1)%
26 %
30 %
15 %
13 %
(17)%
(6)%
(4)%
(3)%
8 %
26 %
2003(3)
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016(4)
TICC Capital Corp
BDC Composite(2)

	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016
Performance above peers?	✓	✗	✗	✗	✗	✓	✓	✗	✗	✓	✗	✗	✗
Board renewed external adviser contract? (With no changes!)	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✗

TICC Board announces fee reduction on March 9, 2016 under threat of proxy contest

(1) *Total return calculation includes share price appreciation and cumulative dividends paid*
(2) *BDC Composite comprised of ACAS, AINV, ARCC, BKCC, FSC, GBDC, HTGC, MAIN, MCC, NMFC, PNNT, PSEC, SLRC, TCAP, and TCRD (BDC Composite dynamic based on IPO date)*
(3) *TICC IPO date through year end (annualized)*
(4) *Year to date as of August 4, 2016 (annualized)*
Note: Market data as of August 4, 2016
Source: Bloomberg

14

Remove the Management and Board Discount TICC has traded below NAV on 487 out of 506 days over the past two years ... A clear sign that the market does not believe in management Note: Market data as of August 4, 2016 Source: Bloomberg, Capital IQ

TICC’s Fees and Expenses Exceed Total Economics to Stockholders TICC Stockholders are Overpaying Fees BDC expenses must be examined relative to the collateral that each BDC manages Proprietary credit work justifies higher fees whereas investing in CLO equity is much easier for a manager to do TICC’s collateral is very similar to the loan books of large mutual funds The recent 25% reduction in the management fee was not sufficient to align TICC’s fee structure with that of similar vehicles Total Economics versus BDC Manager Compensation For stockholders, it is important to look at fees relative to the returns received by stockholders Investors are generally less concerned with high fees as a percentage of assets if attractive returns are passed to stockholders TICC has consistently delivered lackluster returns, leading to comparatively outsized fees for themselves The table below analyzes Total Economics to Stockholders as a percentage of Total Stockholders Fees & Expenses(2) As of 6/30/16 (Since 2012) TICC Net Increase in Net Assets Resulting from Operations $ 88.9 Total Stockholder Fees & Expenses 126.7 Stockholder Value Gained / (Lost) due to Change in Premium / (Disc.) to Average NAV(2) (72.8) Total Economics to Stockholders(2) $ 142.8 Total Stockholder Fees & Expenses as a % of Total Economics 89 % Source: Company Filings. Financial data as of Q2 2016 Annualized rate for the last eighteen months for the period ended June 30, 2016. TICC Expense Ratio equals Total Stockholder Fees and Expenses, divided by average total investments. See Appendix A for a reconciliation to the most recent comparable financial measures presented in accordance with GAAP. Total Economics defined as Economic Profit + Stockholder Value Gained / (Lost) due to change in Premium / (Discount) to Average NAV. Stockholder Value Gained / (Lost) due to change in Premium / (Discount) to Average NAV calculated as the change in premium (or discount) to NAV per share between the close of the trading day following the filing of 12/31/2011 financial statements and the close of the trading day following the release of 6/30/2016 financial statements multiplied by the average NAV between those trading days (calculated as shares outstanding on such trading day multiplied by the then-most recently reported NAV per share). See Appendix A for a reconciliation to the most recent comparable financial measures presented in accordance with GAAP. ($ in millions) Investing in Floating Rate Loans Through Mutual Funds Versus TICC Selected Floating Rate Loan Mutual Funds Expense Ratio(1) Franklin Floating Rate Daily Access 0.59% Neuberger Berman Floating Rate Inst 0.70% T. Rowe Price Inst Floating Rate Fund 0.55% Fidelity Floating Rate High Income Inst Fund 0.74% Comparable Fund Median Expense Ratio 0.65% Annualized TICC Expense Ratio(1) 3.14% TICC Expense Ratio vs. Comparable Fund Median 4.8x TICC’s Expense Ratio is 4.8x the median of comparable funds which results in the Total Stockholder Fees & Expenses equal to 89% of Total Economics to Stockholders

TICC has Consistently Under-Earned its Dividend and Eroded NAV TICC’s Failure to Earn its Dividend Represents an Effective Return of Capital to Stockholders Fact: TICC’s dividend is in part comprised of a return of investment capital Fact: No dividend comprised of investment capital is sustainable Fact: TICC has not disclosed specific details about the makeup of its dividend since 2014 Fact: Five independent equity analysts have stated that TICC’s dividend is unsustainable Source: Company filings

TICC’s Failed Manager has Destroyed Net Asset Value (“NAV”) Stockholders have suffered under TICC Management 52% NAV Per Share Decline Since IPO NAV per share under TICC’s management has even fallen 12% from the trough of the financial crisis ($7.46 in 2009Q1 to $6.54 in 2016Q2) Source: SNL

Analysts Question TICC Management’s Performance Source: Research Reports, Public Filings Wells Fargo, Feb 4th, 2016 “TICC in our view essentially resembles an underperforming ‘senior floating’ BDC, where fee structures today are closer to 1 percentage point, given the lesser top line economics that those strategies are able to deliver” Wells Fargo, Mar 18th, 2016 “When a BDC management team underperforms this much and then tries to monetize contractual value of the external manager (unsuccessfully) while leaving shareholders with 4Q15 NAV losses of 18.1% on the quarter, we believe shareholders won’t simply be satisfied with a very small management ‘pay cut.’ In our view, the path that likely realizes the most shareholder value for investors rests in either (1) a sale to another BDC and/or (2) a full blown liquidation and return of capital.” “Professional fees…likely going to be higher as this manager uses shareholder capital to keep its external manger in place. The most devastating part of the quarter, in our opinion, was finding that the external management company has and may consider to expense its sale process / proxy battles to the BDC – which we believe sends the message to shareholders that the management fee is the most important” Barclays, Oct 6th, 2015 “With TICC under-earning its dividend, effectively eroding NAV quarterly, while also failing to earn its cost of capital… we struggle to see how the current portfolio is worth more than 0.90x NAV absent an orderly liquidation” Barclays, May 4th, 2016 “The revised fee structure is an improvement over the previous structure, but we point out that even the lower base fee is likely high for broadly syndicated loans and CLOs that make up the TICC portfolio, especially when returns have been sub-par” JMP, Apr 22nd, 2016 “[T]he combination of: 1) scrutiny over the valuation of TICC’s assets, 2) restrictions from the 1940 Investment Company Act, and 3) an entrenched management team and board may not yield a constructive outcome for investors”

Terminating the External Adviser Forces a Strategic Review Improved Total Returns Eliminate Discount to NAV With average performing external adviser, stockholders could assume ongoing performance at or close to BDC Composite1 level. If TICC had been delivering returns at or near the level of the BDC Composite since its IPO in 2003, stockholders would have received TSR of 254% (vs 62%). In 2016 to date, an external adviser performing at or near the BDC Composite would have delivered TSR of 15.2%. Under TICC, stockholders missed out on additional TSR of 10.5%. A new external adviser could eliminate the current discount to NAV gap, potentially generating $43.8mm for stockholders.2 Even with an “average” external adviser managing TICC’s assets, stockholders would have benefited from improved performance, better returns and an elimination of the significant and sustained discount to NAV. These results can still be achieved under the management of a new external adviser. At least three independent advisers have expressed an interest in managing TICC Ease of Transition to New External Adviser At least three independent advisers have expressed interest in managing TICC’s assets. TICC’s portfolio of broad syndicated assets allow for a seamless switch in adviser with minimal due diligence. BDC Composite comprised of ACAS, AINV, ARCC, BKCC, FSC, GBDC, HTGC, MAIN, MCC, NMFC, PNNT, PSEC, SLRC, TCAP, and TCRD Based on NAV of 0.87x, 51.48mm shares outstanding, and share price of $5.70 on August 4, 2016. Source: Bloomberg, Company Filings

III.Vote to Elect T. Kelley Millet

Net Present Value Economic Interest of External Manager vs. Stockholders . . . Source: Bloomberg, SEC Filings Note: Marked data as of August 4, 2016 Assumes 1.5% annual base management fee assuming total assets remains constant to most recent quarter ($696mm) in perpetuity Assumes 10% discount rate Based on total shares owned directly and indirectly by Jonathan Cohen, Charles Royce, and Saul Rosenthal as of 4-Aug-2016 and TICC market price per share The value of the TICC management contract far exceeds the value of the insider investment in TICC stock Cumulative TICC Management Fees(1) (3) The fundamental economic incentive of TICC management to protect management fees is significantly greater than taking action to improve stockholder value. Independent directors must demonstrate a clear ability to counter these incentives for the benefit of stockholders. (2)

The TICC Board's Actions Reflect a Lack of Independence

TICC HAS MADE NO SUBSTANTIVE CHANGES TO ITS RELATIONSHIP WITH THE EXTERNAL ADVISER THAT WOULD BENEFIT STOCKHOLDERS, DESPITE ITS ABYSMAL PERFORMANCE

Year	Performance Above Peers?	Management base fee reduced by Board?	Changes made to Board composition?	TICC Facing Proxy Contest at Annual Meeting?
2004	YES	NO	NO	NO
2005	NO	NO	NO	NO
2006	NO	NO	NO	NO
2007	NO	NO	NO	NO
2008	NO	NO	NO	NO
2009	YES	NO	NO	NO
2010	YES	NO	NO	YES
2011	NO	NO	NO	NO
2012	NO	NO	NO	NO
2013	YES	NO	NO	NO
2014	NO	NO	NO	NO
2015	NO	NO	NO	NO
2016	NO	Minor fee reduction	Mr. Novak named "independent" Chair	YES

"It shall be the duty of the directors of a registered investment company to request and evaluate, and the duty of an investment adviser to such company to furnish, such information as may reasonably be necessary to evaluate the terms of any contract whereby a person undertakes regularly to serve or act as investment adviser of such company. "

– Section 15(c) of the Investment Company Act of 1940

The Board has a clear obligation to independently review the performance of the external adviser on an annual basis.

This history of inaction shows a clear inability to act independently for the benefit of stockholders.

23

The TICC Board’s Actions Reflect a Lack of Independence In addition to failing to independently evaluate the adviser on an annual basis, TICC’s Board has amassed a troubling track record of actions that appear to favor the external adviser Over recent years, the TICC Board has: Failed to run a complete and fair process to evaluate offers from third parties willing to deliver value to stockholders Added ZERO independent, experienced directors to the Board aligned with stockholders’ interests since 2003 Mr. Steven Novak, Mr. G. Peter O’Brien and Ms. Tonia L. Pankopf each have tenures of over 12 years Provided inadequate disclosure in a conflicted transaction that economically rewarded insider directors, which led a federal judge to find that TICC likely violated federal securities laws Appointed Mr. Steven Novak to be “independent” Chairman of the Board after a 12-year tenure on the Board and direct leadership over the conflicted transaction Failure to maintain a stock repurchase plan despite persistent discount of market value to NAV

Actions Taken in 2016 with the External Adviser Under Pressure Year Proxy Statement Filed Annual Meeting Record Date Annual Meeting Date Mgmt Fees Threatened? 2004 May 18 April 27 June 17 NO 2005 May 2 April 29 June 8 NO 2006 April 28 April 27 June 6 NO 2007 April 30 April 26 June 5 NO 2008 April 29 April 25 June 16 NO 2009 April 30 April 27 June 18 NO 2010 April 30 April 23 June 16 NO 2011 April 29 April 29 June 7 NO 2012 April 26 April 25 June 6 NO 2013 April 25 April 24 June 5 NO 2014 April 30 April 28 June 11 NO 2015 April 29 April 28 June 10 NO 2016 July 12 July 8 Sept. 2 YES TICC’S 2016 ANNUAL MEETING WILL NOT TAKE PLACE UNTIL SEPTEMBER FOR THE FIRST TIME IN ITS HISTORY. TICC SIGNIFICANTLY CHANGED ITS ESTABLISHED ANNUAL MEETING TIMING THIS YEAR WHILE INSIDERS BOUGHT SHARES. Amid these unprecedented delays, TICC insiders bought more than 1.8 million shares of TICC between May 5, 2016 and June 27, 2016. 2012 TICC management and interested board members collectively own 2.3% of TICC outstanding stock. 2016 May 5 Interested board members begin acquiring shares of TICC stock for the first time since 2012. TSLX, TICC’s largest single stockholder, notifies TICC of its intent to propose terminating the existing adviser at the annual meeting and nominates an independent director. Feb. 3 July 12 June 27 Interested board members disclose to the SEC that collectively they personally now own 5.52% of TICC stock that they intend to vote against our proposal to terminate the existing advisory agreement, making them, as a group, TICC’s largest stockholder. TICC schedules its annual meeting for September 2, 2016, with a record date of July 8, 2016. Interested board members buy NO STOCK for four years despite the stock trading below NAV for 659 days as of July 22, 2016. April 29 Latest date TICC has ever set as a record date for any prior annual meeting. We question TICC’s reasons for the unprecedented change in its traditional annual meeting schedule amid significant share purchases by TICC directors. Why didn’t TICC’s independent directors take action to prevent these self-interested actions by other insiders?

The Chairman Approved of These Actions “The simple fact is that direct share purchases by self-interested directors and management team members effectively create votes in favor of the external manager. By failing to implement buy-backs at the Company level, it appears the board is allowing self-interested actions that directly undermine creating stockholder value to protect the external manager fee stream. How else can board members justify buying shares on the open market but not approving a stock repurchase program? It is incumbent on you, the independent members of the Board, to protect stockholders from these self serving actions and act in the best interest of ALL TICC stockholders.” TSLX Letter to Independent TICC Directors, May 17, 2016 “We have carefully considered the allegations contained in your letter and find nothing improper with the TICC management team’s purchase of stock in our company…. The Board of Directors of TICC believes that ownership of TICC stock by management is an effective way to align the interests of management with the long-term interests of the Company and our stockholders, and encourages management and members of the board to own stock in TICC.” TICC Letter to TSLX, May 25, 2016 When questioned about the share purchases, TICC’s “independent” Chairman responded that the purchases were in line with TICC’s code of ethics and trading policy. The response did not discuss any rationale for the individual purchases taking place for the first time in four years and in the midst of a proxy contest. The letter also referenced a share buyback program but did not acknowledge that there was no currently authorized buyback program in place.

Analysts Question TICC Governance Practices Source: Research Reports, Public Filings Raging Capital Management, LLC letter to TICC Board, Sept 21st, 2015 “Now, we want to ensure that the TICC Board is acting in accordance with its fiduciary obligations…We find ourselves at a critical juncture in TICC’s history where the Board’s decisions and actions over the next few weeks will have significant ramifications to stockholders” KBW, Aug 31st, 2015 “We fail to see how the board of directors at TICC can fulfill their legal fiduciary responsibility to TICC shareholders and not explore the potential for a transaction with an existing quality manager in the BDC sector” Barclays, Oct 6th, 2015 “The board could have simply waited until the current advisory agreement came up for renewal. But instead, the board chose to go this route and support a proposal which pays out the current investment advisor” Barclays, May 4th, 2016 “It appears that management and the Board appears unwilling to explore other alternatives to unlock value for shareholders (i.e. replacing the existing manager), other than restarting its direct origination platform, which doesn’t seem likely to materially improve returns any time soon.” Wells Fargo, Feb 4th, 2016 “The board is out of options for three reasons: (1) it is extremely hard for the TICC board to recommend the current external manager when that same external manager asked shareholders to hand the reigns over to BSP just a few months ago, (2) in order to limit liability to the board, it only makes sense that a strategic review be conducted to assume which avenues provide the greater return to shareholders (i.e. sale vs. pure liquidation) and (3) as TICC reports what is expected to be poor 4Q15 earnings/dividend results, it would become increasingly hard for this board to not be a proponent of change”

Elect T. Kelley Millet to the TICC Board of Directors Mr. Millet has a proven track record of: Successfully reinvigorating companies Driving substantial growth Prioritizing stockholders’ interests Protecting stockholders’ investments Mr. Millet has significant leadership experience and is highly qualified to serve on TICC’s Board: Currently CEO of Banca IMI Securities On the Board of Directors of Investment Technology Group, Inc. Previously CEO of Pierpont Securities LLC Formerly Global Head of Capital Markets and Credit Trading at Bear Stearns & Co. Over 30 years of experience in the financial sector, particularly in credit markets Bringing New, Independent Perspective to the TICC Board of Directors Millet intends to actively engage other TICC Board members in a full discussion of the issues facing the Company in order to effect positive change at the Company for the benefit of stockholders.

Summary The external adviser and Board have delivered more than a decade of failure and cannot be trusted to independently implement a program to benefit stockholders. TICC stockholders have suffered long enough from the Board and management’s self-interested actions and poor financial performance. Stockholders deserve real change that will provide them with: An external adviser that prioritizes stockholders’ best interests and protects their investment At least one new independent director that is aligned with stockholders Greater total returns for their investment A sustainable dividend policy Voting the GOLD card to remove the external adviser and elect TSLX’s independent nominee, T. Kelley Millet, to TICC’s Board of Directors will be the change stockholders deserve. The TICC Board of Directors and management team have failed their stockholders. A vote for GOLD offers a path toward value creation

Appendix A:Reconciliation of Non-GAAP Financial Measures

Reconciliation of Certain Non-GAAP Financial Measures – Ratio of Stockholder Fees and Expenses to Total Economics Fees as a portion of Total Economics of your investment, as set forth in this Proxy Statement, may be considered a non-GAAP financial measure. TSLX provides this information to stockholders because TSLX believes it enhances stockholders’ understanding of the relative costs stockholders bear in relation to the assets generated by operations of TICC and comparable companies included in the BDC Composite as defined above, respectively. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by TSLX may not be comparable to similarly titled amounts used by other companies. Total Economics = Economic Profit + Stockholder Value Gained / (Lost) due to the Change in Premium / (Discount) to Average NAV Economic Profit = Increase in Net Assets Resulting from Operations + Total Stockholder Fees & Expenses Stockholder Value Gained / (Lost) Due to the Change in Premium / (Discount) to Average NAV calculated as the change in premium (or discount) to NAV per share between the close of the trading day following the filing of 12/31/2011 financial statements and the close of the trading day following the release of 6/30/2016 financial statements multiplied by the average NAV between those trading days (calculated as shares outstanding on such trading day multiplied by the then-most recently reported NAV per share). The table that follows illustrates the reconciliation of the net increase in net assets resulting from operations since 2012 to Economic Profit and the calculation of the ratio of Total Stockholder Fees and Expenses to Total Economics for TICC. TSLX believes that Total Stockholder Fees and Expenses and Total Economics for each company in the BDC Composite was calculated on a substantially equivalent basis to the methodology shown for TICC. For companies that reported management or incentive fee waivers in the periods subsequent to 12/31/2011, including AINV, FSC and NMFC, which are included in the BDC Composite, Total Stockholder Fees & Expenses and Economic Profit are calculated pro forma as if (i) the fee waivers had not been applied and (ii) the corresponding reduction in pre-incentive fee net investment income resulted in a reduction in incentive fees (calculated by multiplying the amount of management fees waived by the incentive fee rate for each company). No pro forma adjustments were made to NAV per share in the calculation of Stockholder Value Gained / (Lost) Due to Change in Premium / (Discount) to Average NAV. The following page illustrates the calculation of the Ratio of Total Stockholder Fees and Expenses to Total Economics

Reconciliation of Certain Non-GAAP Financial Measures – Ratio of Stockholder Fees and Expenses to Total Economics

($ in thousands, except per share amounts and where noted)

TICC	2012	2013	2014	2015	2016 (through Jun 30)	Cumulative
Net Increase in Net Assets Resulting from Operations (GAAP)	**$ 68,323**	**$ 58,945**	**$(3,348)**	**$(66,134)**	**$ 31,150**	**$ 88,936**
Stockholder Fees & Expenses:						
Compensation expense (GAAP)	$ 1,183	$ 1,648	$ 1,861	$ 1,159	$ 420	$ 6,270
Investment advisory fees (GAAP)	11,223	19,096	21,150	19,770	6,117	77,357
Professional fees (GAAP)	1,874	1,996	2,150	5,691	3,208	14,918
Insurance (GAAP)[1]	69	69	69	69	-	275
Directors' Fees (GAAP)[1]	261	323	317	515	-	1,415
Transfer agent and custodian fees (GAAP)[1]	129	229	284	333	-	975
General and administrative (GAAP)	1,028	1,590	1,398	1,340	1,690	7,046
Net investment income incentive fees (GAAP)	5,460	6,581	5,604	(930)	1,244	7,958
Capital gains incentive fees (GAAP)	5,509	(1,192)	(3,873)	0	-	444
Total Stockholder Fees & Expenses	**26,735**	**30,339**	**28,959**	**27,946**	**12,679**	**126,657**
Economic Profit (Net Increase in Net Assets Resulting from Operations + Total Stockholder Fees & Expenses)	**$ 95,058**	**$ 89,284**	**$ 25,611**	**$ (38,188)**	**$ 43,829**	**$ 247,044**
TICC NAV Per Share 12/31/2011 (Released 03/15/2012)						$ 9.30
TICC Share Price 03/16/2012						10.09
Premium / (Discount) to NAV 03/16/2012						9 %
Shares Outstanding (millions) (as of 3/16/2012)						37
TICC NAV Per Share 6/30/16 (Released 8/4/2016)						$ 6.54
TICC Share Price 8/4/2016						5.70
Premium / (Discount) to NAV 8/4/2016						(13)%
Shares Outstanding (millions) (as of 8/4/2016)						51
Change in Premium / (Discount) to NAV						(21)%
Stockholder Value Gained / (Lost) due to Change in Premium / (Disc.) to Average NAV						**$(72,785)**
Total Economics (Economic Profit + Stockholder Value Gained / (Lost) due to Change in Premium / (Disc.) to Average NAV)						**$ 142,808**
Ratio of Total Stockholder Fees & Expenses to Total Economics						**89 %**

(1) *For 1H 2016, directors' fees, insurance, and transfer agent and custodian fees, which are separately reported annually but not quarterly, were included in "General and administrative."*

32

Reconciliation of Certain Non-GAAP Financial Measures – TICC Expense Ratio The TICC Expense Ratio, as set forth in this presentation, may be considered a non-GAAP financial measure. TSLX provides this information to stockholders because TSLX believes it enhances stockholders’ understanding of the relative costs stockholders bear in relation to the assets in TICC’s portfolio. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by TSLX may not be comparable to similarly titled amounts used by other companies. TICC Expense Ratio = Stockholder Fees & Expenses / Average Total Assets The following page illustrates the calculation of the Annualized TICC Expense Ratio

TICC Quarter Ended Mar-2015 Jun-2015 Sep-2015 Dec-2015 Mar-2016 Jun-2016 Cumulative Stockholder Fees & Expenses: Compensation expense (GAAP) $ 480 $ 396 $ 90 $ 193 $ 241 $ 179 $ 1,579 Investment advisory fees (GAAP) 5,010 5,308 5,256 4,196 3,706 2,412 25,888 Professional fees (GAAP) 606 905 819 3,360 819 1,182 8,898 Insurance (GAAP) 1 - - - 69 - - 69 Directors' Fees (GAAP) 1 - - - 515 - - 515 Transfer agent and custodian fees (GAAP) 1 - - - 333 - - 333 General and administrative (GAAP) 455 729 489 (333) 489 797 3,030 Net investment income incentive fees (GAAP) (2,054) 549 575 - - 1,244 314 Total Stockholder Fees & Expenses: 4,497 7,889 7,228 8,332 6,865 5,814 40,626 Total Assets (millions) (GAAP) $ 1,062 $ 1,047 $ 985 $ 718 $ 667 $ 696 Total Last Six Quarters Stockholder Fees & Expenses: $40,626 Average Total Assets (millions) 862 Last Six Quarters TICC Expense Ratio 4.71% Annualized TICC Expense Ratio 3.11 % Reconciliation of Certain Non-GAAP Financial Measures – TICC Expense Ratio ($ in thousands, except per share amounts and where noted) For 1H 2016, directors’ fees, insurance, and transfer agent and custodian fees, which are separately reported annually but not quarterly, were included in “General and administrative.”